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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the following registration statements (and any amendments thereto) of IAC/InterActiveCorp of our report dated December 4, 2012, with respect to the consolidated financial statements of About, Inc. for the year ended December 25, 2011, included in this Form 8-K/A of IAC/InterActiveCorp dated December 4, 2012.

COMMISSION FILE NO.:

Form S-8, No. 333-127410
Form S-8, No. 333-127411
Form S-4, No. 333-124303
Form S-8, No. 333-146940
Form S-8, No. 333-154875
Form S-8, No. 333-174538

/s/ ERNST & YOUNG LLP

New York, New York
December 4, 2012

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  Exhibit 23.1
Consent of Independent Auditors